COVINGTON & BURLING
                           1201 Pennsylvania Avenue, N.W.
                                    P.O. Box 7566
                            Washington, D.C.  20044-7566
                                   (202) 662-6000

LECONFIELD HOUSE
LECONFIELD HOUSE               ---               BRUSSELS CORRESPONDENT OFFICE
 CURZON STREET        TELEAX: (202) 662-6291          44 AVENUE DES ARTS
 LONDON WIY BAS     TELEX: 89-593 (COVLING (WSH)     BRUSSELS 1040 BELGIUM
    ENGLAND                CABLE: COVLING           TELEPHONE: 32-2-512-9890
TELEPHONE:071-495-5655          ---                 TELEFAX: 32-2-502-1598
TELEFAX: -71-495-3101   WRITER'S DIRECT DIAL NUMBER




                                                           December 13, 1999



    Telular Corporation
    647 North Lakeview Parkway
    Vernon Hills, Illinois  60061

         Re:  Telular Corporation:  Form S-8 Registration
              Statement

    Gentlemen:

         This opinion is being furnished to you in connection with a Registration Statement on Form S-8 (the Registration Statement) filed on the date hereof by Telular Corporation, a Delaware corporation (the Company), with the Securities and Exchange Commission (the Commission) under the Securities Act of 1933, as amended, for the registration of 1,000,000 shares of common stock, par value $.01 per share, of the Company (the Common Stock). The shares of Common Stock being registered are issuable upon the exercise of stock options granted under the Company's Stock Incentive Plan (the Plan).

         For purposes of this opinion, we have examined signed copies of the Registration Statement and the exhibits thereto. We also have examined and relied upon copies of the Company's Certificate of Incorporation, the Company's Bylaws and certain resolutions adopted by the Board of Directors of the Company, certified by the Secretary of the Company. We also have examined such other documents and made such other investigations as we have deemed necessary to form a basis for the opinion hereinafter expressed.

         In examining the foregoing documents, we have assumed the authenticity of documents submitted to us as originals, the genuineness of all signatures, the conformity to original
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    Telular Corporation
    December 13, 1999
    Page 2


    documents of documents submitted to us as copies, and the accuracy of the representations and statements included therein.

         Based on the foregoing, we are of the opinion that the shares of Common Stock being registered by the Registration Statement have been duly and validly authorized and, when issued and sold by the Company in accordance with the terms of the Plan and the terms of the stock options granted thereunder, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement.

                                        Very truly yours,



                                        /s/  COVINGTON & BURLING
                                        -------------------------
                                        COVINGTON & BURLING